SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 18, 2002 (June 13, 2002)

Korn/Ferry International

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-14505 (Commission File Number)	95-2623879 (IRS Employer Identification No.)

1800 Century Park East, Suite 900, Los Angeles, California 90067

(Address of principal executive offices)(Zip Code)

(310) 552-1834

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 13, 2002, Korn/Ferry International, a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Friedman Fleischer & Lowe Capital Partners, L.P., a Delaware limited partnership and FFL Executive Partners, L.P., a Delaware limited partnership (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers for an aggregate purchase price of $50,000,000 (i) 10,000 shares of its 7.5% Convertible Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, (ii) 7.5% Convertible Subordinated Notes Due 2010, in an aggregate principal amount of $40 million (the “Notes”), and (iii) eight-year warrants (the “Warrants”) to purchase 272,727 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), with an exercise price of $12.00 per share. The Series A Preferred Stock and the Notes are convertible into Common Stock at $10.25 per share, initially representing 4,878,049 shares of Common Stock.

The Series A Preferred Stock is subject to the terms and conditions of the Certificate of Designations attached hereto as Exhibit 3.1. The Note is subject to the terms and conditions of the form of 7.5% Convertible Subordinated Note Due 2010 attached hereto as Exhibit 4.1. The Warrants are subject to the terms and conditions of the form of Stock Purchase Warrant attached hereto as Exhibit 4.2. The Series A Preferred Stock and the Notes are also subject to the terms of the Subordination Agreement made by the Company and the Purchasers in favor of Bank of America, N.A. and other senior creditors described therein, attached hereto as Exhibit 4.3. Pursuant to an Investor Rights Agreement attached hereto as Exhibit 10.1, the Company has agreed, among other things, (i) to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series A Preferred Stock, the Notes and the Warrants, (ii) to expand the number of directors on the Board of Directors of the Company to twelve and to designate two persons chosen by the Purchasers to the Board of Directors, and (iii) to grant the Purchasers certain other rights as more fully described therein.

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In connection with such issuance, the Company amended its Loan Agreement, dated as of October 31, 2000, among the Company, the Lenders thereto, and Bank of America, N.A., as Administrative Agent. The terms of the amendments are contained in Amendments Nos. 4 and 5 to Loan Agreement attached hereto as Exhibits 10.2 and 10.3, respectively.

The information contained in the Exhibits 3.1, 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3 to this Form 8-K are incorporated by reference into this Item 5.

Item 7. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of 7.5% Convertible Series A Preferred Stock.

4.1	Form of 7.5% Convertible Subordinated Note Due 2010.

4.2	Form of Stock Purchase Warrant.

4.3
Subordination Agreement, dated as of June 13, 2002, made by Korn/Ferry International, a Delaware corporation, Friedman Fleischer & Lowe Capital Partners, L.P., a Delaware limited partnership, and FFL Executive Partners, L.P., a Delaware limited partnership in favor of Bank of America, N.A. and other senior creditors described therein.

10.1
Investor Rights Agreement, dated as of June 13, 2002, by and among Korn/Ferry International, a Delaware corporation, Friedman Fleischer & Lowe Capital Partners, L.P., a Delaware limited partnership and FFL Executive Partners, L.P., a Delaware limited partnership.

10.2	Amendment No. 4 to Loan Agreement, dated as of March 29, 2002.

10.3	Amendment No. 5 to Loan Agreement, dated as of June 13, 2002.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL

By:	/S/ GARY D. BURNISON
Name: Gary D. Burnison Title: Executive Vice President and Chief Financial Officer

Date: June 18, 2002

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of 7.5% Convertible Series A Preferred Stock.

4.1	Form of 7.5% Convertible Subordinated Note Due 2010.

4.2	Form of Stock Purchase Warrant.

4.3
Subordination Agreement, dated as of June 13, 2002, made by Korn/Ferry International, a Delaware corporation, Friedman Fleischer & Lowe Capital Partners, L.P., a Delaware limited partnership, and FFL Executive Partners, L.P., a Delaware limited partnership in favor of Bank of America, N.A. and other senior creditors described therein.

10.1
Investor Rights Agreement, dated as of June 13, 2002, by and among Korn/Ferry International, a Delaware corporation, Friedman Fleischer & Lowe Capital Partners, L.P., a Delaware limited partnership and FFL Executive Partners, L.P., a Delaware limited partnership.

10.2	Amendment No. 4 to Loan Agreement, dated as of March 29, 2002.

10.3	Amendment No. 5 to Loan Agreement, dated as of June 13, 2002.

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